UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2021, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) proposal for the election of directors; and (2) proposal for the ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021. The final voting results were as follows:

1. The election of each of Laxminarayan Bhat, Parag Saxena, Richard Margolin, Purav Patel and Les Funtleyder as directors to hold office for a term of one year, until their successor is duly elected and qualified or they are otherwise unable to complete their term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Laxminarayan Bhat	7,178,282	6,255	2,526,872
Parag Saxena	7,050,195	134,342	2,526,872
Richard Margolin	7,178,264	6,273	2,526,872
Purav Patel	7,178,279	6,258	2,526,872
Les Funtleyder	7,178,275	6,262	2,526,872

2. The proposal to ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,503,916	6,831	200,662	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: December 10, 2021	By:	/s/ Narayan Prabhu
	Name: Title:	Narayan Prabhu Chief Financial Officer